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News Release                                            [logo] Crown Cork & Seal
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Crown Cork & Seal Company, Inc.
Corporate Headquarters
One Crown Way
Philadelphia, PA 19154-4599

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        CROWN  CORK  &  SEAL  SELLS  $350  MILLION  OF  DEBT  SECURITIES
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Philadelphia, PA - August 25, 1999.  Crown Cork & Seal Company, Inc. (NYSE &
Paris Bourse: CCK) announced today that it sold $350 million of 7 1/8% senior notes due September 1, 2002. The net proceeds from the offering will be used to repay a portion of the Company's commercial paper. The transaction will close on August 30.

Salomon Smith Barney Inc. (book runner), Chase Securities Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC, and Goldman, Sachs & Co. were managers in the offering. When available, copies of the final prospectus relating to the offering may be obtained from any of these firms.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy the notes.

Crown Cork & Seal is the leading supplier of packaging products to consumer marketing companies around the world. World headquarters are located in Philadelphia, Pennsylvania.

For more information, contact Corporate Communications at (215) 552-3770.